As filed with the Securities and Exchange Commission on March 16, 2001
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------

                          FISCHER IMAGING CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                      36-2756787
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                            12300 North Grant Street
                             Denver, Colorado 80241
              (Address of principal executive offices) (Zip Code)

                            ------------------------

                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                            -----------------------

                                Louis E. Rivelli
                     President and Chief Executive Officer
                          Fischer Imaging Corporation
                            12300 North Grant Street
                             Denver, Colorado 80241
                    (Name and address of agent for service)
                                 (303) 452-6800
         (Telephone number, including area code, of agent for service)

                            ------------------------
                                   copies to
                                Paul Hilton, Esq
                        Brobeck, Phleger & Harrison LLP
                        370 Interlocken Blvd., Suite 500
                           Broomfield, Colorado 80021
                                 (303) 410-2000

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                            Proposed             Proposed
         Title of Securities to be     Amount to be      Maximum Offering    Maximum Aggregate       Amount of
         Registered                    Registered(1)    Price per Share(2)   Offering Price(2)    Registration Fee
----------------------------------    --------------    ------------------   -----------------    ----------------
1991 Stock Option Plan
-----------------------------         500,000 shares           $3.53             $1,765,000            $441.25
Common Stock, $0.01 par value
==================================================================================================================

 (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1991 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

 (2) Estimated pursuant to rule 457(c) solely for purposes of calculating the amount of registration fee, based upon the average of the high and low prices reported on March 15, 2001, as reported on the NASDAQ stock market.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         Fischer Imaging Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the contents of the Registration Statement on Form S-8 (File No. 33-44012) filed on November 19, 1991.

Item 8.  Exhibits
         --------

             5       Opinion and Consent of Brobeck, Phleger & Harrison LLP

             23.1    Consent of Arthur Andersen LLP

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 14th day of March, 2001.

                              FISCHER IMAGING CORPORATION


                              By: /s/ Louis E. Rivelli
                                 ------------------------------------
                                 Louis E. Rivelli
                                 Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                        Title                     Date
------------------------------------    ----------------------------------------    --------------
/s/ Morgan W. Nields
------------------------------------              Chairman of the Board             March 14, 2001
Morgan W. Nields

/s/ Louis E. Rivelli
------------------------------------       President, Chief Executive Officer       March 14, 2001
Louis E. Rivelli                                     and Director

/s/ Rodney Johnson
------------------------------------    Vice President, Finance, Chief Financial    March 14, 2001
Rodney Johnson                                     Officer and Secretary

/s/ Fred Burbank, M.D.
------------------------------------                      Director                  March 14, 2001
Fred Burbank, M.D.

/s/ Kathryn A. Paul
------------------------------------                      Director                  March 14, 2001
Kathryn A. Paul

/s/ David G. Bragg, M.D.
------------------------------------                      Director                  March 14, 2001
David G. Bragg, M.D.

/s/ Gerald D. Knudson
------------------------------------                      Director                  March 14, 2001
Gerald D. Knudson

                                 EXHIBIT INDEX

Exhibit Number    Exhibit
--------------    -------
      5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of Arthur Andersen LLP, Independent Public
                  Accountants.
     23.2         Consent of Brobeck, Phleger & Harrison LLP. Reference is made to Exhibit 5.